Exhibit 21



             STOKELY-VAN CAMP, INC. AND SUBSIDIARIES


                 Subsidiaries of the Registrant





Subsidiary                                                      State or Country
                                                                of Incorporation

Beverages Gatorade (Chile) Limitada                             Chile
The Gatorade Company                                            Delaware
Gatorade Puerto Rico Company                                    Delaware
The Gatorade Company of Australia Pty. Ltd.                     Australia
Gatorade Portugal Servicos da Marketing S.A.                    Portugal